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                                                                    EXHIBIT 99.2

                          DURACELL INTERNATIONAL INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 30, 1996

    The undersigned hereby revokes all prior proxies and appoints Charles R. Perrin, Gregg A. Dwyer and G. Wade Lewis, and each of any of them, as attorneys and agents of the undersigned, with full power of substitution, to represent the undersigned and to vote as Proxy all shares of the Common Stock of Duracell International Inc. (the "Company"), which the undersigned is entitled to vote, at the Special Meeting of the Stockholders of the Company to be held on December 30, 1996, at 10:00 a.m., Eastern Time, at the Ethan Allen Inn, 21 Lake Avenue Extension, Danbury, Connecticut and at any adjournments thereof, upon the proposal listed on the reverse side hereof and in their discretion, upon other matters incident to the conduct of the meeting.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
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This proxy will be voted and will be voted as specified by the stockholder. If no choice is specified, it will be voted FOR the proposal.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 12, 1996 (the "Merger Agreement") among The Gillette Company, Alaska Acquisition Corp. and the Company. A copy of the Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus relating to the Special Meeting.

                [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

2. In accordance with their discretion on any matters incident to the conduct of the meeting.

                                               SIGN, DATE AND RETURN THIS PROXY
                                               PROMPTLY USING THE ENCLOSED
                                               ENVELOPE. Signature should
                                               conform exactly to name shown on
                                               this proxy. Joint owners must
                                               each sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give your full
                                               title as it appears on this
                                               proxy. If a corporation, please
                                               sign in full corporate name by
                                               President or other authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.

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